Exhibit 8.1

September 5, 1996



   Simon DeBartolo Group, Inc.
   National City Center
   115 West Washington Street
   Suite 15 East
   Indianapolis, Indiana 45204

   Ladies and Gentlemen:

          You have requested our opinion concerning the federal income tax matters pertaining to Simon DeBartolo Group, Inc. (the "Company") and the purchasers of shares of beneficial ownership of the Company in connection with the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on September 5, 1996 (the "Registration Statement"). All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

          In rendering the opinions expressed herein, we have examined and, with your consent, relied upon the following: (i) the Registration Statement and all amendments to date; (ii) the Company's Registration Statement on Form S-4 (Registration No. 333-06933); (iii) the Fifth Amended and Restated Agreement of
   Limited Partnership of Simon-DeBartolo Group, L.P. (the "Operating Partnership"); (iv) the partnership agreements of the partnerships which the Company, the Subsidiary or the Operating Partnership, directly or indirectly, own in whole or in part (the "Subsidiary Partnerships"); (v) the opinions of Willkie Farr & Gallagher, dated as of August 9, 1996, addressed to Simon Property Group, Inc., the former name of the Company; and (vi) such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

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          In our examination of documents, we have assumed,
   with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required; (iii) that all representations and statements set forth in such documents are true and correct; (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) that the Company, the Subsidiary, the Operating Partnership, the Management Companies and the Subsidiary Partnerships at all times will be organized and operated in accordance with the terms of such documents. We have further assumed that, except for any exceptions set forth in the representation letter described in the following paragraph, the statements and descriptions of the Company's, the Subsidiary's, the Operating Partnership's, the Management
   Companies' and the Subsidiary Partnerships' businesses, properties, and intended activities as described in the Registration Statement and the documents incorporated therein by reference are accurate and complete and that all actions contemplated therein with respect to the organization of each of the Company and the Subsidiary as a REIT have been or will be completed in a timely fashion.

          For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from the Company to us dated September 5, 1996. These representations relate to the classification and operation of each of the Company and the Subsidiary as a REIT and the organization and operation of the Operating Partnership and the Management Companies.

          Based upon and subject to the foregoing, we are of the following opinions:

          1.   Commencing with the taxable year ended
   December 31, 1994 and ending on the Merger Date, the Company (as Simon Property Group, Inc.) was organized and has operated in a manner so as to qualify for taxation as a REIT under the Code.

          2. Commencing with the Merger Date, the proposed methods of operation of the Company, the Subsidiary, the Operating Partnership, the Subsidiary Partnerships and the Management
   Companies as described in the Registration Statement and as represented by the Company and the Subsidiary will enable the Company and the Subsidiary to continue to so qualify.

          3. The discussion contained in that portion of the Registration Statement under the captions "Federal Income Tax
   Considerations" fairly summarizes the

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   federal income tax considerations that are likely to be material to a holder of stock of the Company.

          This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. Moreover, each of the Company's and the Subsidiary's qualification and taxation as a REIT depends upon its ability to meet -- through actual annual operating results -- requirements under the Code regarding income, distributions and diversity of stock ownership. Because each of the Company's and the Subsidiary's satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Federal Income Tax Considerations" in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

          We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

                  Very truly yours,

                  /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON